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                                                             EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY
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Subsidiaries of PSF Holdings, L.L.C.
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     Premium Standard Farms, Inc.


Subsidiaries of Premium Standard Farms, Inc.
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     Princeton Development Corp.
     High Plains Ranch, Inc.

Subsidiaries of Princeton Development Corp.
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     None